                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 21






                            CROGHAN BANCSHARES, INC.


                         Subsidiaries of the Registrant


                                         State of             Percentage of
            Subsidiary                 Incorporation         securities owned
    The Croghan Colonial Bank (1)         Ohio                    100%

(1)        The subsidiary's principal office is located in Fremont, Ohio.